April 30, 2009


SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Shares evidenced
by One (1) American Depositary Receipts
representing One (1) Ordinary Share of
 Wolseley plc
(Form F-6 File No 333-151705)

Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York Mellon, as Depositary for securities against which American Depositary
Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in number of ordinary shares represented by one American Depositary Share
(the Ratio).

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate with revised with revised ratio and par value change for Wolseley plc.

The Prospectus has been revised to reflect the new ratio and par value, and has been overstamped with:

Effective April 2, 2009 the Companys
American Depositary Share (ADS) Ratio
Changed from 1:1 (One ADS
Representing One Ordinary Share to 10:1
(Ten ADSs Representing One Ordinary
Share) and the Par Value Changed from
25p to 10p.


Please contact me with any questions or
comments at 212 815-2157



Stacy Heller
The Bank of New York Mellon - ADR Division
Encl.

CC: Paul Dudek, Esq. (Office of International
Corporate Finance)







Depositary Receipts
101 Barclay Street 22nd Floor West, New York, NY 10286